Exhibit 10.3

AMERESCO, INC.

Director Stock Option Agreement
Granted Under 2020 Stock Incentive Plan

1.Grant of Option.

This agreement evidences the grant by Ameresco, Inc., a Delaware corporation (the “Company”), on _________ (the “Grant Date”), to _________, a director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2020 Stock Incentive Plan (the “Plan”), a total of _________ shares (the “Shares”) of Class A common stock, $0.0001 par value per share, of the Company at _________ per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the date one day prior to the tenth anniversary of the Grant Date (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule

(a) General. This option will become exercisable (“vest”) as follows:

Shares Vest Date

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(b) Acceleration. Notwithstanding Section 2(a), this option shall vest in full immediately prior to a “Change in Control” of the Company (as defined below).

(c)Definition. A “Change in Control” shall mean:

(1) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or
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resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation);

(2) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction;

(3) the sale of all or substantially all of the assets of the Company; or

(4) a change in the composition of the Board of Directors of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

3. Exercise of Option.

(a) Form of Exercise. To exercise this option, the Participant shall deliver to the Company at its principal office a notice of exercise in a form (which may be electronic) approved by the Company, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company.

(c)Termination of Director Status. If the Participant ceases to serve as a director of the Company for any reason, then, except as provided in paragraph (d) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is a director of the Company, this option shall be exercisable, within the period of one year
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following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Transfer Restrictions; Clawback.

(a) This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b) In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

AMERESCO, INC.

By: ____________________________________
Name: George P. Sakellaris
Title: President & Chief Executive Officer

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PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2020 Stock Incentive Plan.

PARTICIPANT:

____________________________

Address:

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